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                                                                       EXHIBIT 2

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                     STOCKHOLDER'S STOCK OPTION AGREEMENT

                                     Among

                              DMA HOLDINGS, INC.,

                                      and

                         SUNCOM COMMUNICATIONS, L.L.C.


                            Dated as of June 5, 1998

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          STOCKHOLDER'S STOCK OPTION AGREEMENT (this "Agreement"), dated as of
                                                      ---------
June 5, 1998, between DMA HOLDINGS, INC., a Delaware corporation ("DMA"), and
                                                                   ---
Suncom Communications, L.L.C., a Delaware limited liability company ("Suncom").
                                                                      ------

          WHEREAS, as of the date hereof Suncom owns (either beneficially or of record) 2,697,986 shares of common stock, par value $0.25 per share ("Company
                                                                      -------
Common Stock" or the "Shares"), of Audio Communication Network, Inc., a Florida
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corporation;

          WHEREAS, the Company, DMA and Diverse Media Acquisitions, Inc., a Florida corporation ("DMA Sub"), propose to enter into an Agreement and Plan of
                      -------
Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the
           ----------------
conditions thereof, for the merger of DMA Sub with and into the Company (the

"Merger"); and
-------

          WHEREAS, as a condition to the willingness of DMA to enter into the Merger Agreement, DMA has requested that Suncom agree, and, in order to induce DMA to enter into the Merger Agreement, Suncom has agreed, to grant DMA options to purchase the Shares;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE OPTIONS
                                  -----------

          SECTION 1.01. Grant of Options. Suncom hereby grants to DMA an
                        ----------------
irrevocable option (the "Option") to purchase the entire amount of Suncom's
                         ------
Shares at a price per Share equal to $6.40 (the "Purchase Price").  The Option
                                                 --------------
shall expire if not exercised prior to the close of business on the 60/th/ day following termination of the Merger Agreement. The Option shall also expire if the Merger Agreement is terminated pursuant to Section 7.01(c) thereof.

          SECTION 1.02.  Exercise of Options.  Provided that (a) to the extent
                         -------------------
necessary, any applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") with respect to the exercise
                                         -------
of the Option shall have expired or been terminated and (b) no preliminary or permanent injunction or other order, decree or ruling issued by any court or governmental or regulatory authority, domestic or foreign, of competent jurisdiction prohibiting the exercise of the Option or the delivery of Shares shall be in effect, DMA may exercise the

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Option at any time and from time to time following termination of the Merger
Agreement (other than a termination pursuant to Section 7.01(c) thereof) until the expiration of such Option. In the event that DMA wishes to exercise the Option, DMA shall give written notice (the date of such notice being herein called the "Notice Date") to Suncom specifying a place and date (not later than
            -----------
ten Business Days (as defined below) and not earlier than three Business Days following the Notice Date) for closing such purchase (the "Closing"). For the
                                                           -------
purposes of this Agreement, the term "Business Day" shall mean a Saturday, a
                                      ------------
Sunday or a day on which banks are not required or authorized by law or executive order to be closed in the City of New York.

          SECTION 1.03.  Payment for and Delivery of Certificates.  At the
                         ----------------------------------------
Closing, (a) DMA shall pay the aggregate Purchase Price for the Shares being purchased from Suncom by wire transfer in immediately available funds of the total amount of the Purchase Price for such Shares to an account designated by Suncom by written notice to DMA, and (b) Suncom shall deliver to DMA a certificate or certificates evidencing Suncom's Shares, and Suncom agrees that such Shares shall be transferred free and clear of all liens. All such certificates shall be duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, with the signature of Suncom's duly authorized representative thereon guaranteed, and with all applicable taxes paid or provided for.


                                  ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                                     SUNCOM

          Suncom hereby represents and warrants to DMA as follows:

          SECTION 2.01.  Due Organization, etc.  Suncom is duly organized and
                         ----------------------
validly existing under the laws of the jurisdiction of its incorporation or organization. Suncom has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Suncom. This Agreement has been duly executed and delivered by or on behalf of Suncom and, assuming its due authorization, execution and delivery by DMA, constitutes a legal, valid and binding obligation of Suncom, enforceable against Suncom in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 2.02.  No Conflicts; Required Filings and Consents.  (a)  The
                         -------------------------------------------
execution and delivery of this Agreement by Suncom do not, and the performance of this Agreement by Suncom will not, (i) conflict with or violate the operating agreement or similar organizational

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document of Suncom, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Suncom or by which it or any of its properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Suncom or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Suncom is a party or by which Suncom or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by Suncom of its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by Suncom do not, and the performance of this Agreement by Suncom will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the
                                                        ------------
HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Suncom of its obligations under this Agreement.

          SECTION 2.03.  Title to Shares.  At the Closing, Suncom will deliver
                         ---------------
good and valid title to its Shares free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition or encumbrance of any kind, other than pursuant to this Agreement, which will be eliminated prior to or at the Closing, Suncom has full right, power and authority to sell, transfer and deliver its Shares pursuant to this Agreement. Upon delivery of such Shares and payment of the Purchase Price therefor as contemplated herein, DMA will receive good and valid title to such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction or encumbrance of any kind.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                                      DMA
                                      ---

          DMA hereby represents and warrants to Suncom as follows:

          SECTION 3.01.  Due Organization, etc.  DMA is a corporation duly
                         ----------------------
organized and validly existing under the laws of the State of Delaware. DMA has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of

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the transactions contemplated hereby by DMA have been duly authorized by all necessary corporate action on the part of DMA. This Agreement has been duly executed and delivered by DMA and, assuming its due authorization, execution and delivery by Suncom, constitutes a legal, valid and binding obligation of DMA, enforceable against DMA in accordance with its terms.

          SECTION 3.02.  No Conflict; Required Filings and Consents.  (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by DMA do not, and the performance of this Agreement by DMA will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of DMA, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to DMA or by which DMA or any of its properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of DMA pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which DMA is a party or by which it or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not cause or create a material risk of non-performance or delayed performance by DMA of its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by DMA do not, and the performance of this Agreement by DMA will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by DMA of its obligations under this Agreement.

          SECTION 3.03.  Investment Intent.  The purchase of Shares from Suncom
                         -----------------
pursuant to this Agreement is for the account of DMA for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, and the rules and regulations promulgated thereunder.


                                  ARTICLE IV

                         TRANSFER AND VOTING OF SHARES
                         -----------------------------

          SECTION 4.01.  Transfer of Shares.  During the term of the Option, and
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except as otherwise provided herein, Suncom shall not (a) sell, pledge or otherwise dispose of any of its Shares, (b) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Company Common Stock.

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          SECTION 4.02.  Voting of Shares; Further Assurances.  (a)  Suncom, by
                         ------------------------------------
this Agreement, with respect to those Shares that it owns of record, does hereby constitute and appoint DMA, or any nominee of DMA, with full power of substitution, during and for the term of the Option granted by Suncom hereunder (or, following termination of the Merger Agreement, during such periods as the Option is exercisable), as its true and lawful attorney and proxy, for and in its name, place and stead, to vote each of such Shares as its proxy at every annual, special or adjourned meeting of the stockholders of the Company (including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Florida may permit or require) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity (other than the Merger) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Merger Agreement. Suncom further agrees to cause the Shares owned by it beneficially to be voted in accordance with the foregoing. Suncom acknowledges receipt and review of a copy of the Merger Agreement.

          (b) If DMA shall exercise the Option in accordance with the terms of this Agreement, and without additional consideration, Suncom shall execute and deliver further transfers, assignments, endorsements, consents and other instruments as DMA may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement, including the transfer of any and all of Suncom's Shares to DMA and the release of any and all liens, claims and encumbrances covering such Shares.

          (c) Suncom shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in DMA the power to carry out the provisions of this Agreement.


                                   ARTICLE V

                              GENERAL PROVISIONS
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          SECTION 5.01.  Notices.  All notices and other communications given or
                         -------
made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

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          (a)  If to DMA:

               DMA Holdings, Inc.
               c/o Integrated Capital Associates
               220 Jackson Street, Suite 2000
               San Francisco, CA  94111
               Facsimile No.:   (415) 986-5511

               with a copy to:

               Shearman & Sterling
               555 California Street
               San Francisco, CA  94104
               Attention:  Christopher D. Dillon, Esq.
               Facsimile No.:  (415) 616-1199

          (b)  If to SUNCOM:

               Suncom Communications, L.L.C.
               4059 Yancey Road
               Charlotte, NC 28217
               Attention: Doug Handy
               Facsimile No.:   (704) 525-1300

          SECTION 5.02.  Headings.  The headings contained in this Agreement are
                         --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 5.03.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 5.04.  Entire Agreement.  This Agreement constitutes the
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entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

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          SECTION 5.05.  Parties in Interest.  This Agreement shall be binding
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upon and inure solely to the benefit of each party hereto, and nothing in this
Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 5.06.  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 5.07.  Governing Law.  Except to the extent that Florida Law
                         -------------
is mandatorily applicable to the rights of the stockholders of the Company, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any federal district court sitting in the City of New York.

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          SECTION 5.08.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    DMA HOLDINGS, INC.


                                    By: /s/ Douglas Wolf
                                      -------------------------------------
                                      Name: Douglas Wolf
                                      Title: President


                                    SUNCOM COMMUNICATIONS, L.L.C.


                                    By: /s/ Mitchell Kleinhandler
                                      -------------------------------------
                                     Name:  Mitchell Kleinhandler
                                     Title:  President

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